Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Intermediate Credit Bond ETF (ISHICRED) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series S Portfolio (BATSS)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - Investment Grade Portfolio (BR-INC-IG) BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:
03-03-2015

Security Type:
BND/CORP


Issuer
Actavis Funding SCS (2018)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Wells
Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., SMBC Nikko
Securities America, Inc., TD Securities (USA) LLC, ANZ
Securities, Inc., Citigroup Global Markets Inc., DNB Markets, Inc., Lloyds Securities Inc., Scotia Capital (USA) Inc., Morgan Stanley
& Co. LLC, BBVA Securities Inc., Credit Agricole Securities
(USA) Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., Academy Securities, Inc., Blaylock Beal Van, LLC, Drexel Hamilton, LLC, Lebenthal & Co.,
LLC, Mischler Financial Group, Inc., Samuel A. Ramirez &
Company, Inc., Siebert Brandford Shank & Co., L.L.C., The
Williams Capital Group, L.P.

Transaction Details

Date of Purchase
03-03-2015


Purchase Price/Share
(per share / % of par)
$99.951

Total Commission,
Spread or Profit
0.450%


1.	Aggregate Principal Amount Purchased (a+b)
$300,000,000

a.US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$101,540,000

b.Other BlackRock Clients
$198,460,000

2.	Aggregate Principal Amount of Offering
$3,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.10000


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if
the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
03-09-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
03-09-2015

Global Syndicate Team Member